UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2011

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note:

F.N.B. Corporation (“Corporation”) is filing this Current Report on Form 8-K/A as an amendment (“Amendment”) to the Current Report on Form 8-K filed May 20, 2011 (“Original 8-K”). The Corporation filed the Original 8-K to report, among other things, the results of the matters submitted to a vote at the Annual Meeting of Shareholders of the Corporation held on May 18, 2011 (“Annual Meeting”). The sole purpose of this Amendment is to disclose the Corporation’s decision regarding the frequency of the shareholder advisory vote on executive compensation. The Corporation is not making any other changes to the Original 8-K.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As previously reported in the Original 8-K, with respect to the advisory vote regarding the frequency of a shareholder advisory on executive compensation one year received the majority of the votes cast.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAINED	BROKER NON-VOTES

38,693,956	2,941,906	35,193,866	1,290,731	17,664,808

In light of the voting results and other factors, the Board of Directors of the Corporation have determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders, until the Board of Directors decides to hold the next shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation, which shall be no later than the Corporation’s Annual Meeting of Shareholders in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

July 25, 2011	By:	Vincent J. Calabrese

Name: Vincent J. Calabrese
Title: Chief Financial Officer